UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 27, 2023

Date of Report (date of earliest event reported)

GIGCAPITAL5, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-40839	86-1728920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1731 Embarcardero Rd., Suite 200
Palo Alto, CA 94303
(Address of principal executive offices)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GIA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 27, 2023, the Company (the “Company” or “GigCapital5”) and QT Imaging (“QT Imaging”), in connection with their previously announced proposed business combination (the “Business Combination”), entered into a non-binding term sheet (the “Term Sheet”) with Yorkville Advisors Global, LP (“Yorkville”) with respect to a proposed committed equity facility (the “Facility”). The availability of the Facility is subject to the negotiation and execution of a mutually acceptable purchase agreement and a related registration rights agreement, which will together document the terms of the Facility (the “Definitive Agreements”). The Term Sheet contemplates that, pursuant to the Definitive Agreements, subject to certain limitations and conditions, including the filing and effectiveness of a registration statement registering the resale by Yorkville of the shares of common stock of QT Imaging Holdings, Inc., a new corporate name of the Company following the consummation of the Business Combination (“QTI Holdings”), which may be issued to it under the Facility, Yorkville would commit to purchase up to $50 million of shares of common stock of QTI Holdings, which may be sold by QTI Holdings in its discretion from time to time by written notice to Yorkville over a 36-month period. The shares would be purchased at 97.0% of the Market Price, which is the lowest VWAP (the daily volume weighted average price of QTI Holding’s common stock for the applicable date during regular trading hours) in each of the three consecutive trading days commencing on the trading day following the submission of a notice for Advance to Yorkville.

In addition, as part of the Facility, the Term Sheet stipulates that the Company is eligible and will receive, subject to customary conditions articulated in the Definitive Agreements, pre-advance loans (each, a “Pre-Advance Loan”) from Yorkville, in the aggregate not to exceed $10,000,000, with $5,000,000 to be paid at the closing of the Business Combination and $5,000,000 upon the effectiveness of a registration statement. Pre-Advance Loans may be repaid with cash or in shares of common stock if the holder elects to convert the promissory note issued in connection with such Pre-Advance Loan. Advances under the Facility would not otherwise be able to be made until the Pre-Advance Loans are repaid and a registration statement is effective. In connection with the execution of the Definitive Agreements, the Company will have to pay within five business days of the closing of the Business Combination a commitment fee in shares of common stock of QTI Holdings equivalent to $375,000 as consideration for Yorkville’s irrevocable commitment to purchase the shares of common stock of QTI Holdings.

The Term Sheet is non-binding, and there can be no guarantee that the Definitive Agreements will be executed and the Facility consummated on the terms contemplated by the Term Sheet, or at all.

Item 9.01	Financial Statements and Exhibits

Exhibit Number

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2023		GIGCAPITAL5, INC.

	By:	/s/ Dr. Raluca Dinu
	Name:	Dr. Raluca Dinu
	Title:	Chief Executive Officer, President, Secretary, and Director